                                                                  EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT  AGREEMENT (the  "Agreement") is entered into as of the 6th day of August,  2002,  by and between  Progressive  Software  Holding,  Inc.,  a
Delaware  corporation  with its  principal  place of business  at 6836  Morrison
Boulevard,  Charlotte,  North  Carolina  28211 (the  "Company"),  and William A.
Beebe, an individual with a residence address of 825 St. Andrews Drive, Bozeman,
Montana 59715ADDRESS (the "Executive").

                                  INTRODUCTION

     WHEREAS,  the Company is in the  business  of  designing,  developing,  and marketing  high  quality,  specialized  point of sale  ("POS"),  back office and enterprise  technology for the food service and specialty  retail  industry (the
"Business"); and

     WHEREAS,  the Company desires to employ Executive and Executive  desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual promises herein below set forth, the parties hereby agree as follows:

     1. Employment Period. The term of this Agreement (the "Employment  Period")
shall  commence  on the date  hereof  and,  subject  to earlier  termination  as hereinafter provided, shall terminate six (6) months from the date hereof.

     2. Employment Duties. Subject to the terms and conditions set forth herein, the  Company  hereby  employs  Executive  to act as  Vice  President  and  Chief
Financial  Officer of the Company  during the Employment  Period,  and Executive hereby accepts such  employment.  The duties  assigned and authority  granted to
Executive  shall be as set forth in the By-laws of the Company and as determined by its Board of Directors  and the CEO.  Executive  agrees to perform his duties for  the  Company  diligently,  competently,  and in a good  faith  manner.  The
Executive may also engage in civic and charitable  activities to the extent they are not inconsistent with Executive's duties hereunder.

     3. Base Salary.  The Company  agrees to pay  Executive a salary  during the
Employment Period of $100,000, payable in equal monthly installments.

     4. Other Benefits.

     (a) Reimbursement for Insurance  Premiums.  The Executive shall participate in the Company's medical insurance program for its employees.

     (b) Vacation.  Executive  shall be entitled to vacation of such duration as may be determined by the Board of  Directors,  but not less than that  generally established for other  executives of Company and in no event less than three (3)
weeks annually on a pro rata basis, without interruption of salary.

     (c)  Reimbursement of Expenses.  The Company shall reimburse  Executive for all reasonable  travel,  entertainment,  gasoline and other expenses incurred or paid by the Executive in connection  with, or related to, the performance of his duties or responsibilities under this Agreement, provided that Executive submits to the Company  substantiation of such expenses sufficient to satisfy the record keeping  guidelines  promulgated  from  time  to time  by the  Internal  Revenue
Service.

     5.  Termination  by the Company with Cause.  The Company may terminate this
Agreement if any of the following events shall occur:

     (a)  the  death  or  disability  of the  Executive  (for  purposes  of this
Agreement, "disability" shall mean the Executive's incapacity due to physical or mental  illness  which has caused the  Executive to be absent from the full-time performance of his duties with the Company for a period of three (3) consecutive months).

     (b) any action or  inaction  by the  Executive  that  constitutes  larceny, fraud,  gross  negligence,  a  willful  or  negligent  misrepresentation  to the directors  or officers of the Company,  its  successors  or assigns,  or a crime involving moral turpitude; or

     (c) the  refusal  of the  Executive  to follow  the  reasonable  and lawful written  instructions  of the Board of Directors of the Company or the CEO, with respect to the services to be rendered and the manner of rendering such services by Executive.

The Company may terminate this Agreement  pursuant to this Section 5 immediately upon written notice to the Executive, except for termination due to the death of the Executive, which shall require no notice.

     6. Termination.

     (a) Notice/Events.

          (i)  Termination  of  the  Executive.  Executive  may  terminate  this
     Agreement  at any time by  providing  a minimum of two (2) weeks of written notice to the Company.

          (ii)  Termination  by the  Company  Without  Cause.  The  Company  may
     terminate  this Agreement at any time,  without cause by providing  written notice to Executive.  As used in this  Agreement,  the term "without cause"
     shall mean  termination  for any reason not  specified in Section 5 hereof, except for retirement.

     (b) No Severance. If this Agreement expires or is terminated by the Company or the Executive for any reason or no reason, the Executive shall have no rights to receive  severance  payments  from the Company,  and all  obligations  of the
Company  pursuant  to Sections 3 and 4 hereof  (except  for  amounts  earned but unpaid under Section 3) shall terminate  immediately  effective upon the date of such termination; provided, however, if the Executive's employment is terminated by the Company  without  cause,  the Executive  shall be entitled to receive his salary for the remainder of the Employment Period.

     7. Non-Competition.  During the term of this Agreement and for one (1) year following the expiration or termination  of this  Agreement,  Executive will not directly  or  indirectly  whether as a  partner,  consultant,  agent,  employee, co-venturer,  greater  than two percent  owner or otherwise or through any other
Person (as hereafter defined):  (a) be engaged in any business or activity which is  competitive  with the  Business  of the  Company in any part of the world in which the  Company  is at the time of the  Executive's  termination  engaged  in selling  its  products  directly  or  indirectly;  or (b) attempt to recruit any employee  of the  Company,  assist  in their  hiring  by any  other  person,  or encourage any employee to terminate his or her employment  with the Company;  or
(c)  encourage  any customer of the Company to conduct with any other person any business or activity  which such  customer  conducts or could  conduct  with the
Company.  For purpose of this Section 7, the term  "Company"  shall  include any person controlling, under common control with or controlled by, the Company, and the term  "Person"  shall mean an  individual  or  corporation,  association  or partnership in estate or trust or any other entity or organization.

     The Executive recognizes and agrees that because a violation by him of this
Section  7  will  cause  irreparable  harm  to the  Company  that  could  not be quantified  and for which money damages would be  inadequate,  the Company shall have the right to injunctive  relief to prevent or restrain any such  violation, without the necessity of posting a bond.

     Executive  expressly agrees that the character,  duration and scope of this covenant not to compete are  reasonable  in light of the  circumstances  as they exist at the date upon which this Agreement has been executed. However, should a determination  nonetheless  be made by a court of  competent  jurisdiction  at a later date that the character,  duration or geographical  scope of this covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the  intention of both  Executive  and the Company that this covenant not to  compete  shall be  construed  by the court in such a manner as to impose only those  restrictions  on the conduct of Executive  which are  reasonable  in light of the  circumstances  as they then exist and  necessary  to  provide  the
Company to the fullest  extent  permitted  by law the  intended  benefit of this covenant not to compete.

     8. Confidentiality Covenants. Executive understands that Company may impart
to  him  confidential  business  information  including,   without  limitations,
designs, financial information,  personnel information, strategic plans, product development information and the like (collectively "Confidential  Information").
Executive hereby acknowledges Company's exclusive ownership of such Confidential
Information.

     (a) Executive's  Agreements.  Executive  agrees as follows:  (i) to use the
Confidential  Information  only to  provide  services  to the  Company;  (ii) to communicate  Confidential  Information  only to  fellow  employees,  agents  and representatives  of the  Company  on a  need-to-know  basis;  and  (iii)  not to otherwise  disclose  or use any  Confidential  Information.  Upon  demand by the
Company or upon termination of Executive's employment, Executive will deliver to the Company all manuals,  photographs,  recordings,  and any other instrument or device by which,  through which, or on which  Confidential  Information has been recorded and/or preserved,  which are in the Executive's possession,  custody or control.  Executive  acknowledges  that for purposes of this Section 8 that term
"Company"  means any person or entity now or  hereafter  during the term of this
Agreement which controls, is under common control with, or is controlled by, the
Company.

     (b)  Remedies  for  Violation.  The  Executive  recognizes  and agrees that because a violation by him of this Section 8 will cause  irreparable harm to the
Company  that  could not be  quantified  and for which  money  damages  would be inadequate,  the Company shall have the right to injunctive relief to prevent or restrain any such violations, without the necessity of posting a bond.

     9.  Governing  Law/Jurisdiction.  This  Agreement  shall be governed by and interpreted  and  governed  in  accordance  with the laws of the  State of North
Carolina.  The parties  agree that this  Agreement  was made and entered into in
North Carolina and each party hereby consents to the jurisdiction of a competent court in North Carolina to hear any dispute arising out of this Agreement.

     10. Entire  Agreement.  This  Agreement  constitutes  the entire  agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all previous agreements,  written and oral, regarding the subject matter hereof between the parties  hereto.  This Agreement  shall not be changed,  altered,  modified or amended, except by a written agreement signed by both parties hereto.

     11.  Notices.  All  notices,  requests,  demands  and other  communications required  or  permitted  to be given or made  under this  Agreement  shall be in writing  and shall be deemed to have been given if  delivered  by hand,  sent by generally recognized overnight courier service,  telex or telecopy, or certified mail, return receipt requested.

         (a)   to the Company at:

               6836 Morrison Boulevard
               Charlotte, North Carolina 28211
               Attn: Chairman and CEO

         (b)   to the Executive at:

               6838 Morrison Boulevard
               Charlotte, North Carolina  28211
               Attn:  William Beebe

     Any such  notice or other  communication  will be  considered  to have been given (i) on the date of delivery in person, (ii) on the third day after mailing by certified  mail,  provided  that receipt of delivery is confirmed in writing,
(iii) on the first  business day  following  delivery to a commercial  overnight courier, or (iv) on the date of facsimile transmission  (telecopy) provided that the giver of the notice obtains telephone confirmation of receipt.

     Either  party may, by notice  given to the other party in  accordance  with this  Section,  designate  another  address  or person  for  receipt  of notices hereunder.

     12.  Severability.  If any  term or  provision  of this  Agreement,  or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable,  shall be considered  severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable  provisions shall,  to the  extent  permitted  by law,  be deemed  amended  and  given  such interpretation as to achieve the economic intent of this Agreement.

     13. Waiver. The failure of any party to insist in any once instance or more upon  strict  performance  of any of the  terms  and  conditions  hereof,  or to exercise any right of privilege  herein  conferred,  shall not be construed as a waiver of such terms, conditions,  rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default  under any  provision of this  Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any  other  violation  of,  breach  of or  default  under any other provision of this Agreement.

     14.  Successors  and  Assigns.  This  Agreement  shall be binding  upon the
Company and any successors and assigns of the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         PROGRESSIVE SOFTWARE HOLDING, INC.

                                         By: /s/ Christopher Sebes
                                             -----------------------------------
                                                 Christopher Sebes
                                                 President and CEO

                                         EXECUTIVE:

                                          /s/ William A. Beebe
                                         ---------------------------------------
                                              William A. Beebe